EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-103848 of Perry Ellis International, Inc. on Form S-4 of our report on the consolidated financial statements of Salant Corporation and subsidiaries dated March 6, 2003 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

New York, NY

May 16, 2003